Exhibit 99.1
FOR RELEASE AT 3:00 PM CDT
Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL 2013 FIRST QUARTER RESULTS

Milwaukee, Wisconsin – October 25, 2012 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended September 30, 2012.

Net sales for the Company’s first quarter ended September 30, 2012 were $70.8 million, compared to net sales of $66.4 million for the prior year quarter ended October 2, 2011.  Net income for the current year quarter was $2,670,000, compared to net income of $1,282,000 in the prior year quarter.  Diluted earnings per share for the current year quarter were $.78 compared to diluted earnings per share of $.39 in the prior year quarter.

Overall sales to STRATTEC’s largest customers increased in the current year quarter compared to the prior year quarter levels.   Sales to Chrysler Group LLC were $22.4 million in the current year quarter compared to $19.8 million in the prior year quarter primarily due to higher customer vehicle production volumes.  Sales to General Motors Company were $15.1 million in the current year quarter compared to $16.1 million in the prior year quarter.   The decrease in sales was attributed to a combination of lost model programs offset by higher vehicle production on other models we supply.  Sales to Ford Motor Company were $9.6 million in the current year quarter compared to $8.3 million in the prior year quarter due to higher vehicle production and new product content.  Net sales to Hyundai/Kia were $2.8 million in the current year quarter compared to $3.8 million in the prior year quarter, primarily due to lower vehicle production in the current quarter.

The gross profit margin was 19.4 percent in the current year quarter compared to 17.3 percent in the prior year quarter.  The higher gross profit margin in the current year quarter was attributed to higher customer vehicle production volumes which increased overhead absorption of STRATTEC’s manufacturing costs, a favorable product content sales mix including new products, the Company’s ongoing cost reduction initiatives and a favorable Mexico peso to U.S. dollar exchange rate affecting the Company’s operations in Mexico.

Operating expenses were $9.1 million in the current year quarter compared to $8.2 million in the prior year quarter.  The increase in these expenses was primarily attributed to increased product development costs, higher medical costs and higher expense provisions for both our pension plan and for the accrual of bonuses earned under our incentive bonus plans.

Other expense significantly declined to $18,000 in the current quarter compared to $868,000 in the prior year quarter.  Included in other expense are primarily foreign currency transaction gains and losses realized during the applicable period and unrealized gains and losses relating to the Mexican peso.  During the later part of the prior year quarter, the Mexican peso devalued significantly to the US dollar creating both transaction gains and unrealized losses on our Mexican peso currency option contracts.  These events were the principal contributors to the year over year difference in the quarterly results.

Frank J. Krejci, President & CEO commented:  “The outlook for the North American vehicle build continues to be encouraging.  Our improving results reflect recent market growth as well as the progress that our teams are making both within STRATTEC and within our VAST global partnerships.  I appreciate their efforts in supporting our customers and making a difference within our organization.”

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended
	September 30, 2012	October 2, 2011
Net Sales	$70,807	$66,377
Cost of Goods Sold	57,094	54,873
Gross Profit	13,713	11,504

Engineering, Selling &
Administrative Expenses	9,120	8,208
Income from Operations	4,593	3,296

Interest Income	3	17
Equity Loss of VAST LLC Joint Venture	(12)	(120)
Interest Expense	(5)	(31)
Other Expense, Net	(18)	(868)
	4,561	2,294

Provision for Income Taxes	1,246	321

Net Income	3,315	1,973
Net Income Attributable to Non-Controlling Interest	(645)	(691)

Net Income Attributable to STRATTEC SECURITY CORPORATION	$2,670	$1,282
Earnings Per Share:
Basic	$0.79	$0.39
Diluted	$0.78	$0.39
Average Basic
Shares Outstanding	3,309	3,294

Average Diluted
Shares Outstanding	3,340	3,326

Other
Capital Expenditures	$2,711	$3,492
Depreciation & Amortization	$1,758	$1,652

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands)

	September 30, 2012	July 1, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$16,274	$17,487
Receivables, net	45,051	44,496
Inventories	25,482	21,236
Other current assets	17,053	18,072
Total Current Assets	103,860	101,291
Deferred Income Taxes	9,742	9,742
Investment in Joint Venture	8,352	8,139
Other Long Term Assets	511	536
Property, Plant and Equipment, Net	47,614	46,330
	$170,079	$166,038

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$26,253	$24,149
Borrowings Under Line of Credit Facility	1,500	-
Other	30,008	32,824
Total Current Liabilities	57,761	56,973
Accrued Pension and Post Retirement Obligations	22,243	21,667
Shareholders’ Equity	254,701	252,280
Accumulated Other Comprehensive Loss	(35,050)	(35,757)
Less: Treasury Stock	(135,961)	(135,971)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	83,690	80,552
Non-Controlling Interest	6,385	6,846
Total Shareholders’ Equity	90,075	87,398
	$170,079	$166,038

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	September 30, 2012	October 2, 2011
Cash Flows from Operating Activities:
Net Income	$3,315	$1,973
Adjustment to Reconcile Net Income to Net
Cash Provided by (Used) in Operating Activities:
Equity Loss in VAST LLC Joint Venture	12	120
Depreciation and Amortization	1,758	1,652
Foreign Currency Transaction Loss (Gain)	455	(1,699)
Unrealized (Gain) Loss on Foreign Currency Option Contracts	(311)	2,305
Stock Based Compensation Expense	76	174
Change in Operating Assets/Liabilities	(3,572)	(4,749)
Other, net	(30)	16

Net Cash Provided by (Used) in Operating Activities	1,703	(208)

Cash Flows from Investing Activities:
Investment in VAST LLC Joint Venture	(200)	-
Proceeds from Sale of Property, Plant and Equipment	30	-
Additions to Property, Plant and Equipment	(2,711)	(3,492)
Net Cash Used in Investing Activities	(2,881)	(3,492)

Cash Flow from Financing Activities:
Borrowings on Line of Credit Facility	1,500	-
Dividends Paid to Non-Controlling Interest of Subsidiaries	(1,131)	-
Dividends Paid	(336)	(335)
Repayment of Loan to Related Parties	-	(400)
Exercise of Stock Options and Employee Stock Purchases	19	16

Net Cash Provided by (Used) in Financing Activities	52	(719)

Foreign Currency Impact on Cash	(87)	357

Net Decrease in Cash & Cash Equivalents	(1,213)	(4,062)

Cash and Cash Equivalents:
Beginning of Period	17,487	17,250
End of Period	$16,274	$13,188